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Exhibit 99.2

HISPANIC BROADCASTING CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR SPECIAL MEETING OF STOCKHOLDERS
ON FEBRUARY 26, 2003

        The undersigned hereby revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on February 26, 2003 and the joint proxy statement/prospectus, and appoints McHenry Tichenor, Jr. and Jeffrey Hinson, or any of them, as Proxies, each with full power of substitution, to represent the undersigned and to vote all the common shares of Hispanic Broadcasting Corporation ("Hispanic Broadcasting") that the undersigned is entitled to vote, on all matters which may come before the Special Meeting of Stockholders of Hispanic Broadcasting to be held on February 26, 2003, at 8:00 a.m., Texas time, and any adjournments thereof, with the same force and effect as the undersigned could do if personally present. The shares represented by this proxy will be voted in the manner as set forth on the reverse side.

(Continued and to be signed on the other side.)

HISPANIC BROADCASTING CORPORATION
3102 OAK LAWN AVENUE, SUITE 215
DALLAS, TEXAS 75219

\*/ DETACH PROXY CARD HERE \*/ HISPANIC BROADCASTING CORPORATION	Please mark your votes as indicated in this example.	☒

The Hispanic Broadcasting board of directors recommends a vote "FOR" the proposal listed below. If no direction is made, it will be voted "FOR" the proposal to adopt the Agreement and Plan of Reorganization dated as of June 11, 2002 by and among Hispanic Broadcasting, Univision and Univision Acquisition Corporation, which is a newly formed, wholly owned subsidiary of Univision. Proxies will vote in accordance with their judgment in connection with the transaction of such other business as may properly come before the meeting or any adjournment thereof.

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	Votes must be indicated in blue or black ink
		FOR	AGAINST	ABSTAIN
1.	PROPOSAL to adopt the Agreement and Plan of Reorganization dated as of June 11, 2002 by and among Hispanic Broadcasting, Univision and Univision Acquisition Corporation, which is a newly formed, wholly owned subsidiary of Univision.				To change your address, please mark this box.

SCAN LINE

Share Owner sign here	Co-Owner sign here	Date

Please sign exactly as your name appears hereon. When signing in a representative capacity, please give full title.

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  Exhibit 99.2